UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

EMBASSY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-53528	26-3339011
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2016, John P. Brew, Jr., a director of Embassy Bancorp, Inc. (the “Company”) and its wholly owned banking subsidiary, Embassy Bank for the Lehigh Valley (the “Bank”), communicated to the Company his intent to retire as a director of the Company and the Bank, effective March 31, 2016, following fifteen years of service as a director.

A nationally recognized speaker and author on community banking risk management and strategic planning, Mr. Brew was also a founding shareholder and director of the Bank. The Company benefited greatly from the unique insight and guidance offered by Mr. Brew, acquired through his forty years of experience advising community banks with respect to asset liability management, investment portfolio management, risk tolerance levels and strategic goal setting.

Mr. Brew’s decision to retire was not the result of a disagreement with the Company on any matter relating to the Company’s or the Bank’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embassy Bancorp, Inc.

Date: March 29, 2016	By:	/s/ Judith A. Hunsicker
Name: Judith A. Hunsicker
Title: Senior Executive Vice President
Chief Operating and Financial Officer